Exhibit 3.52
Certificate of Domestication
of
Allied Waste Holdings (Canada) Ltd.
     The undersigned, Steven M. Helm, Secretary and Treasurer of Allied Waste Holdings (Canada) Lid. (the “Corporation”), a corporation organized and existing under the laws of Canada, in accordance with the provisions of Section 388 of Title 8 of the Delaware Code, does hereby certify as follows:
     First: The Corporation was first formed on September 12, 1996, in Canada.
     Second: The name of the Corporation immediately prior to the filing of this Certificate of Domestication was Allied Waste Holdings (Canada) Ltd.
     Third: The name of the Corporation under which it is filing a Certificate of Incorporation is Allied Waste Holdings (Canada) Ltd.
     Fourth: The jurisdiction that constituted the seat, siege social, principal place of business or central administration for the corporation immediately prior to the filing of this Certificate of Domestication was Suite 4400, 1 First Canadian Place, Toronto, Ontario, Canada M5X1B1.
     Fifth: A Certificate of Incorporation of Allied Waste Holdings (Canada) Ltd. is being filed contemporaneously with this Certificate of Domestication.
     In Witness Whereof, I being the Secretary and Treasurer of the Corporation, and being only authorized to sign this Certificate of Domestication on behalf of the Corporation have middle signed and sealed this Certificate of Domestication of this 17th day of December, 1997.

Allied Waste Holdings (Canada) Ltd.
By:	/s/ Steven M. Helm
Steven M. Helm, Secretary and Treasurer

Certificate of Incorporation
of
Allied Waste Holdings (Canada) Ltd.
     The undersigned, a natural person acting as incorporator of a corporation under the General Corporation Law of the State of Delaware as the same exists or may hereafter from time to time be amended (the “DGCL”), hereby makes this Certificate of Incorporation for such corporation.
ARTICLE I
NAME
     The name of the corporation is Allied Waste Holdings (Canada) Ltd. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE/AGENT
     The address of its registered office in the State of Delaware is located at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
PURPOSES
     The nature of the business or purposes to be conducted or promoted is to engage many lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE IV
AUTHORIZED CAPITAL STOCK
     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1000 shares of common stock, par value $.01 per share (the “Common Stock”).
ARTICLE V
DOMESTICATION
     The Corporation was incorporated under the laws of Canada on September 12, 1996. Simultaneously with the filing of this Certificate of Incorporation, the Corporation has filed its Certificate of Domestication with the Secretary of State of the State of Delaware in order to domesticate itself in the State of Delaware. This Certificate of Incorporation amends and superseales in all respects the previously adopted Articles of Incorporation, as amended to date, of the Corporation. The 48,750,001 shares of the common stock of the Corporation outstanding on the effective date of this Certificate of Incorporation shall be, and are hereby, converted into 1,000 shares of the Common Stock without any further action by the Corporation or any stockholder, and each currently outstanding share certificate representing such shares of common stock outstanding on the effective date of this Certificate of Incorporation shall represent a number of shares of Common Stock equal to the number of shares of common stock represented by such certificate divided by 48,750.001 until such share certificate is surrendered for transfer or reissue.
ARTICLE VI
EXISTENCE
     The existence of the Corporation is to be perpetual.
ARTICLE VII
NO PREEMPTIVE RIGHTS
     No stockholder shall be entitled, as a matter of right, to subscribe for or acquire additional, unissued or treasury shares of any class of capital stock of the Corporation whether now or hereafter authorized, or any bonds, debentures or other securities convertible into, or carrying a right to subscribe to or acquire such shares, but any shares or other securities convertible into, or carrying a right to subscribe to or acquire such shares may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.
ARTICLE VIII
NO CUMULATIVE VOTING
     At each election of directors, every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. No stockholder shall have the right to cumulate his votes in any election of directors.
ARTICLE IX
BOARD OF DIRECTORS
     The number of directors constituting the Corporation’s initial Board of Directors is three, and the name and mailing, address of each person who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualified is:

Roger A. Ramsey
15880 North Greenway-Hayden Loop
Suite 100
Scottsdale, Arizona 85260
Henry L. Hirvela
15880 North Greenway-Hayden Loop
Suite 100
Scottsdale, Arizona 85260
Thomas H. Van Weelden
15880 North Greenway-Hayden Loop
Suite 100
Scottsdale, Arizona 85260
     The number of directors constituting each subsequent Board of Directors of the Corporation shall be fixed by, or in the manner provided in, the Corporation’s Bylaws. None of the directors need be a stockholder or a resident of the State of Delaware. Elections of directors need not be by written ballot unless the Corporation’s Bylaws provide otherwise. Except as otherwise provided by law, the business and affairs of the Corporation shall be managed by, or under the direction of its Board of Directors. In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the DGCL or other statures or laws of the State of Delaware, the Board of Directors is expressly authorized:
     A. To adopt amend, alter or repeal the Bylaws of the Corporation;
     B. To authorize and cause to be executed any mortgage, lien or pledge upon or of the real and personal property and assets of the Corporation;
     C. To declare and pay lawful dividends upon shares of the Corporation’s capital stock in accordance with the DGCL, as it may hereafter be amended from time to time;
     D. To set apart out of any funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and to reduce or abolish any such reserve in the manner in which it was created; and
     E. To adopt from time to time bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as it shall deem expedient and in the best interests of the Corporation, to the extent permitted by law and not inconsistent with other provisions of this Certificate of Incorporation, as it may be amended from time to time.

ARTICLE X
INDEMNIFICATION
     A. Mandatory Indemnification. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person’s official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person’s heirs, executors and administrators. The Corporation’s obligations under this Section A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.
     B. Prepayment of Expenses. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery, to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section A of this Article X or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation’s Board of Directors deems appropriate.
     C. Vesting. The Corporation’s obligation to indemnify and to prepay expenses under Sections A and B of this Article X shall arise, and all rights granted to the Corporation’s directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, no action taken by the Corporation either by amendment of this Certificate of Incorporation or the Bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections A and B of this Article X which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.
     D. Enforcement. If a claim under Section A or Section B or both Sections A and B of this Article X is not paid in mil by the Corporation within thirty’ (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.
     E. Nonexclusive. The indemnification provided by this Article X shall not be Seemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of this Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     F. Permissive Indemnification. The rights to indemnification and prepayment of expenses which are conferred to the Corporation’s directors and officers by Sections A and B of this Article X may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.
     G. Insurance. The Corporation shall have power to purchase and .maintain insurance, at its expense on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article X, the Corporation’s Bylaws, the DGCL or other applicable law.

     H. Implementing Arrangements. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in paragraph G of this Article X, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation, (1) create a trust fund, (2) establish any form of self-insurance, (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (4) establish a letter of credit, guaranty or surety arrangement.
ARTICLE XI
LIMITED DIRECTOR LIABILITY
     No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XI shall not eliminate or limit the liability of a director:
(1)	for any breach of the director’s duty of loyalty to the Corporation or its stockholders,

(2)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(3)	under Section 174 of the DGCL, as it may hereafter be amended from time to time, for any unlawful payment of a dividend or unlawful stock purchase or redemption, or

(4)	for any transaction from which the director derived an improper personal benefit.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this Article XI will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.
ARTICLE XII
AMENDMENT
     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by stature and all rights conferred upon stockholders are granted subject to this reservation.

ARTICLE XIII
SECTION 203 ELECTION
     The Corporation expressly elects not to be governed by Section 203 of the DGCL.
ARTICLE XIV
INCORPORATOR
The name and mailing address of the incorporator is:
Steven M. Helm
15880 North Greenway-Loop
Suite 100
Scottsdale, Arizona 85260
[SIGNATURE PAGE FOLLOWS]

     I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this certificate, hereby declaring under the penalties of perjury that this is my act and deed and that the facts stated herein are true, and accordingly have hereunto set my hand this 17th day of December, 1997.

/s/ Steven M. Helm
Steven M. Helm

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

  ALLIED WASTE HOLDINGS (CANADA) LTD. 329486-2

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended		Je certifie que les statuts de la société susmentionnée ont été modifiés :

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes.

November 21, 1996/le 21 november 1996
Director - Directeur	Date of Amendment — Date de modification

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)	FORMULE’4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

1 — Name corporation — Dénomination de la société 3294862 CANADA INC.	2 — Corporation number — Numéro de la société 3294862

3 — The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la facon suivante:
to change the name of the Corporation to ALLIED WASTE HOLDINGS (CANADA) LTD.

Date			Signature	Title – Titre

D-J	M	Y-A	/s/ Nigel S. Wright
20	11	96	Nigel S. Wright	Director
				FOR DEPARTMENTAL USE ONLY — À L’USAGE DU MINISTÈRE SEULEMENT
				Filed — Déposée
				Nov 21, 1996

3.11 Wordprocessor Interface SoftDocs its a registered trade mark of StyileUs Corporation, Toronto, Canada.	Document prepared by Daviets, Ward & Beck, Barriteri & Solicitors, Toronto, Ontario

Consumer and Corporate Affairs Canada Canada Business Corporations Act	Consommation et Affaires commerciales Canada Loi régissant les sociétés par actions de régime fédéral	FORM 1 ARTICLES OF INCORPORATION (SECTION 6)	FORMULE 1 STATUTS CONSTITUTIFS (ARTICLE 6)

Name of corporation	Dénomination de la société
3294862 CANADA INC.

2 — The place in Canada where the registered office is to be situated	Lieu au Canada où doit étre situé le siège social
Municipality of Metropolitan Toronto in the Province of Ontario.

3 — The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout nombre maximal d’actions que la société est autorisée á émettre
The Corporation is authorized to issue:
(i)	an unlimited number of shares to be designated as common shares; and

(ii)	an unlimited number of shares to be designated as Class A Preference shares, issuable in series.
The rights, privileges, restrictions and conditions attaching to the Class A Preference shares and common shares are set out in Schedule A hereto annexed which Schedule is incorporated in this form.

4 — Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s’il y a lieu
The annexed Schedule B is incorporated in this form.

5 — Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d’administrateurs
Not less than 1 director and not more than 10 directors.

6 — Restrictions, if any, on business the corporation may carry on	Limites imposées à I’activité commerciale de la société, s’il y a lieu
None.

7 — Other provisions, if any	Autres dispositions, s’il y a lieu
The annexed Schedule C is incorporated in this form.

8 — Incorporators — Fondateurs

Address (include postal code)
Name(s) — Nom(s)	Adresee (inclure la cade postal)	Signature

Nigel S. Wright	82 Albany Avenue, Apt. 2	/s/ Nigel S. Wright
Toronto, Ontario M5R 3C3

FOR DEPARTMENTAL USE ONLY — À L’USAGE DU MINISTÈRE SEULEMENT	Filed — Dèposèe
Corporation No. — No de la société	329486-2 Sep 13 1996

SCHEDULE A
1. PROVISIONS ATTACHING TO THE CLASS A PREFERENCE SHARES
          The Class A Preference shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:
1.1 Directors’ Authority to Issue in One or More Series
          The board of directors of the Corporation may issue the Class A Preference shares at any time and from time to time in one or more series. Before the first shares of a particular series are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to be attached to the shares of such series including, without limitation, the rate or rates, amount or method or methods of calculation of dividends thereon, the time and place of payment of dividends, whether cumulative or non-cumulative or partially cumulative and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment of dividends, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption rights (if any), the conversion or exchange rights attached thereto (if any), the voting rights attached thereto (if any), and the terms and conditions of any share purchase plan or sinking fund with respect thereto. Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Director (as defined in the Canada Business Corporations Act) articles of amendment containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.
1.2 Ranking of Class A Preference Shares
          No rights, privileges, restrictions or conditions attached to a series of Class A Preference shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of Class A Preference shares then outstanding. The Class A Preference shares shall be entitled to priority over the common shares of the Corporation and over any other shares of the Corporation ranking junior to the Class A Preference shares with respect to priority in the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends or amounts payable on a return of capital in respect of a series of Class A Preference shares are not paid in full, the Class A Preference shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims to dividends and return of capital, the claims of the holders of the Class A Preference shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Class A Preference shares of any series may also be given such other preferences, not inconsistent with sections 1.1 to 1.4 hereof, over the common shares and over any other shares ranking junior to the Class A Preference shares as may be determined in the case of such series of Class A Preference shares.
1.3 Voting Rights
          Except as hereinafter referred to or as otherwise required by law or in accordance with any voting rights which may from time to time be attached to any series of Class A Preference shares, the holders of the Class A Preference shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.
1.4 Approval of Holders of Class A Preference shares
          The rights, privileges, restrictions and conditions attaching to the Class A Preference shares as a class may be added to, changed or removed but only with the approval of the holders of the Class A Preference shares given as hereinafter specified.
          The approval of the holders of Class A Preference shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Preference shares as a class or to any other matter requiring the consent of the holders of the Class A Preference shares as a class may be given in such manner as may then be required by law, subject to a minimum requirement that such approval shall be given by resolution passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of Class A Preference shares duly called for that purpose. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time required by the Canada Business Corporations Act (as from time to time amended, varied or replaced) and prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at a meeting of holders of Class A Preference shares as a class, each holder entitled to vote thereat shall have one vote in respect of each Class A share held by him.
2. PROVISIONS ATTACHING TO COMMON SHARES
          The common shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

2.1 Dividends
          Subject to the prior rights of the holders of the Class A Preference shares and any other shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors of the Corporation may from time to time determine, and all dividends which the board of directors of the Corporation may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.
2.2 Dissolution
          In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Class A Preference shares and any other shares ranking senior to the common shares with respect to priority in the distribution of assets upon dissolution, liquidation, winding-up or distribution for the purpose of winding-up, the holders of the common shares shall be entitled to receive the remaining property and assets of the Corporation.
2.3 Voting Rights
     The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

This is Schedule B referred to in the foregoing articles of incorporation.
          The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares in the capital of the Corporation without either
(a)	the express sanction of the holders of more than 50% of the common shares of the Corporation for the time being outstanding expressed by a resolution passed at a meeting of the shareholders or by an instrument or instruments in writing signed by the holders of more than 50% of such shares, or

(b)	the express sanction of the directors of the Corporation expressed by a resolution passed by the votes of a majority of the directors of the Corporation at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors.

This is Schedule C referred to in the foregoing articles of incorporation.
1. The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder.
2. Any invitation to the public to subscribe for securities of the Corporation is prohibited.
3. The board of directors of the Corporation may, without authorization of the shareholders of the Corporation, from time to time, in such amounts and on such terms as it deems expedient:
(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge debt obligations of the Corporation;

(c)	give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d)	charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the currently owned or subsequently acquired property and assets of the Corporation, including, without limiting the generality of the foregoing, real and personal property, movable and immovable property, tangible and intangible assets, book debts, rights, powers, franchise and undertaking, to secure any obligation of the Corporation.
          The board of directors may from time to time by resolution delegate to a committee of directors or to one or more of the directors or officers of the Corporation all or any of the powers hereby conferred upon the board to such extent and in such manner as the board shall determine at the time of each such delegation. Nothing in this section shall limit or restrict the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.
4. The number of directors of the Corporation shall be determined from time to time as follows:
(a)	where directors are to be elected at a meeting of shareholders, the number shall be determined by resolution of the board of directors and set out in the notice calling the meeting of shareholders; and

(b)	where directors are to be elected by way of a written resolution of shareholders, the number shall be set out in the resolution;
provided that the number of directors may not be less than the minimum number nor more than the maximum number of directors set out in the articles.